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                                                                  Exhibit 99.1

                                 FORM OF PROXY
                                 -------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                       OF SECURITY CAPITAL PACIFIC TRUST

    The undersigned shareholder of Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), hereby appoints C. Ronald Blankenship and Jeffrey A. Klopf, and each of them, as proxy for the undersigned, with full power of substitution to attend the Special Meeting of Shareholders of PTR to be held on September 12, 1996, at 10:00 a.m., Mountain time, at 7777 Market Center Avenue, El Paso, Texas, and at any adjournment(s) or postponement(s) thereof, and to vote and otherwise represent all the shares that the undersigned is entitled to vote with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Proxy Statement and Prospectus. The undersigned hereby revokes any proxy previously given with respect to such shares.

    The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement and Prospectus.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 BELOW, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1. The approval and adoption of the Merger and Distribution Agreement, dated as of May 21, 1996, among PTR, Security Capital Atlantic Incorporated,
    Security Capital Group Incorporated and Homestead Village Properties Incorporated and the transactions contemplated thereby.

        [_] FOR                 [_] AGAINST              [_] ABSTAIN

2.  The amendment to the Restated Declaration of Trust.

        [_] FOR                 [_] AGAINST              [_] ABSTAIN

3. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

                                             [_]    MARK HERE IF YOU PLAN TO
                                                    ATTEND THE MEETING

                                             Please sign exactly as name appears
                                             hereon and date. If the shares are
                                             held jointly, each holder should
                                             sign. When signing as an attorney,
                                             executor, administrator, trustee,
                                             guardian or as an officer signing
                                             for a corporation, please give the
                                             full title under signature.

                                             -----------------------------------
                                                Signature

                                             -----------------------------------
                                                Signature, if held jointly

                                             Dated:__________, 1996